Exhibit 99.2

Press Release
December 14, 2004

MAGIC LANTERN GROUP RECEIVES $1.2 MILLION USD IN NET PROCEEDS FROM THE ISSUANCE OF EQUITY AND DEBT INSTRUMENTS.--A PORTION OF THE PROCEEDS TO BE USED TO REDUCE THE COMPANY'S NOTE PAYABLE TO LAURUS FUNDS, LTD.--

NEW YORK, NY: December 14, 2004: Magic Lantern Group, Inc. (AMEX: GML), a pioneer in Video Digital Asset Management ("VDAM") and a leader in the international distribution of educational digital content and e-learning solutions, announced today that the Company has received net proceeds of approximately $1.2 million USD from two new investors to strengthen its balance sheet and restructure certain debt obligations. The Company also announced the voluntary conversion of $250,000 USD of existing debt into equity.

The Company will use the proceeds to prepay and restructure a significant portion of its current convertible debt and for working capital needs. The Company and Laurus Master Funds, Ltd. have reached an agreement whereby the Company will use a portion of the net proceeds from the new investors to pay approximately $800,000 of existing debt, accrued interest and prepayment premium in exchange for the removal of certain required approvals and offering restrictions in their entirety from the terms of their original financing agreement dated April 28, 2004. Details of the aforementioned transactions can be found in the Company's SEC 8–K filing that will be available at http://www.sec.gov/edgar/.

President and CEO of MLG Bob Goddard stated, "We are pleased that Laurus Master Funds, Ltd. continues to support our Company. We welcome our new North American investors and we note that the conversion of an outstanding short-term promissory note into an equity position is a testament to renewed interest in MLG's future. "

About Magic Lantern Group, Inc.

Magic Lantern Group, Inc., operates several, new strategic subsidiaries and divisions, including its core business for nearly 30 years of being a global distributor of videos and DVD's from more than 300 world-renowned producers. Recently launched vertical subsidiaries and divisions are: Magic Vision Digital Media, Inc., a provider of digital on-demand/on-line desktop delivery for sports entertainment, health care, human resource, and corporate governance and compliance industries; Sonoptic Technologies, a pioneer in Video Digital Asset Management ("VDAM") and leading provider of third-generation digital technology solutions; its newest division, Parasol Video, an online digital video library enterprise for worldwide educational markets; and the recent launch of DigiTron, Ltd, an in-house producer of original TV broadcast programming. For more information, visit: http://www.magiclanterngroup.com.

Contact information: For investor relations, contact Gary Geraci, National Financial Network, 781-444-6100 ext. 629, email: garyg@nfnonline.com and visit www.nfnonline.com/gml. At the Company, contact Lorraine Villa, Executive Assistant to the CEO, lvilla@magiclantern.ca , 800-263-1717 ext.2450.

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements refer to future events of future financial performance. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "could," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors, including those risks identified in our Annual Report on Form 10-K, which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information catered in this press release including such forward-looking statements.